Exhibit 10.45

THIRD AMENDMENT AND CONSENT AGREEMENT

MULTI-COLOR CORPORATION, an Ohio corporation (the “Company”), LASALLE BANK NATIONAL ASSOCIATION, PNC BANK, NATIONAL ASSOCIATION, KEYBANK NATIONAL ASSOCIATION and HARRIS TRUST AND SAVINGS BANK (each individually a “Lender” and collectively the “Lenders”), and LASALLE BANK NATIONAL ASSOCIATION, as agent for the Lenders (the “Agent”), hereby agree as follows effective as of January 25, 2005 (the “Effective Date”):

1.	Recitals.

1.1	Effective as of July 12, 2002, the Company, the Lenders and the Agent entered into a Fifth Amended and Restated Credit, Reimbursement and Security Agreement, which amended and fully restated a Credit, Reimbursement and Security Agreement originally dated as of July 15, 1994 (as amended by the First Amendment to Credit Agreement dated as of December 30, 2003 and by the Second Amendment to Credit Agreement dated as of June 30, 2004, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein will have the meanings given such terms in the Credit Agreement.

1.2	The Company, acting through one or more Subsidiaries, proposes to acquire substantially all the assets of NorthStar Print Group, Inc., a Wisconsin corporation and a wholly-owned subsidiary of Journal Communications, Inc.

1.3	The Company has requested that the Lenders (i) consent to the acquisition of the assets of NorthStar Print Group, Inc., (ii) increase the amount available to the Company under the Non-Revolving Credit Facility, and (iii) amend certain other provisions of the Credit Agreement, and the Lenders are willing to do so subject to and in accordance with the terms of this Third Amendment and Consent Agreement (this “Amendment”).

2.	Consent. The Lenders hereby consent to the purchase by MCC-Wisconsin, LLC and MCC-Norway, Inc., each a Subsidiary of the Company, of substantially all the assets of NorthStar Print Group, Inc. pursuant to an agreement substantially in the form of the draft Asset Purchase Agreement delivered by the Company’s counsel to the Agent’s counsel on January 24, 2005.

3.	Amendments to Credit Agreement.

3.1	Section 1.1.10 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

1.1.10	“Amortization Commencement Date” will mean, with respect to a particular Advance under the Non-Revolving Credit Facility, the date 180 days after the date of such Advance.

3.2	Section 1.1.132 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

1.1.132	“Net Worth” will mean the gross book value of the Company’s and its Subsidiaries’ assets, less total liabilities (including but not limited to accrued and deferred income taxes) and any reserves against assets.

3.3	Section 2.2 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

2.2	Non-Revolving Credit Facility.

2.2.1 Each Lender severally agrees to make, subject to the terms and conditions herein set forth, Non-Revolving Credit Loans to the Company on any Business Day during the period from January 25, 2005 to January 24, 2006 (the “Draw Period Termination Date”) upon the request of the Company in an amount not to exceed $45,000,000 in the aggregate; provided that:

a. such Lender’s Ratable Portion of the Aggregate Outstanding Non-Revolving Credit shall not exceed at any time such Lender’s Non-Revolving Commitment; and

b. no Default or Event of Default exists.

2.2.2 Within the above-described limits, the Company may borrow and repay advances under this Section 2.2 but the Non-Revolving Credit Facility is not a revolving credit facility and amounts borrowed and repaid may not be reborrowed. The Lenders will have no obligation to make any advances under the Non-Revolving Credit Facility on or after the Draw Period Termination Date.

2.2.3 Unless otherwise agreed in a Non-Revolving Credit Note, on the earlier of (i) the Draw Period Termination Date or (ii) the applicable Amortization Commencement Date, the amount of such Non-Revolving Credit Loan will be converted to a term loan payable as provided in the Non-Revolving Credit Notes and in this Credit Agreement.

2.2.4 The Non-Revolving Credit Loans will be evidenced by the Non-Revolving Credit Notes and will bear interest and be payable in the manner set forth herein and therein. All Advances under the Non-Revolving Credit Facility will be due and payable on the Termination Date.

3.4	Section 2.7.4 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

2.7.4 Non-Revolving Credit Loans Payment Dates. Unless otherwise agreed in a Non-Revolving Credit Note, following the Amortization Commencement Date, the principal of the Non-Revolving Credit Loans will be due and payable in quarterly installments equal to an amount necessary to amortize the Non-Revolving Credit Loans over a period of seven (7) years (or such other period as the Lenders may determine in their sole discretion), commencing on the first Business Day of the month immediately following the Amortization Commencement Date, and continuing on the first Business Day of each third month thereafter until the Termination Date, at which time any remaining outstanding principal will be due. Accrued interest on the Non-Revolving Credit Loans will be due and payable on the interest payment dates set forth in Section 2.7.5 hereof.

3.5	Section 10.6 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

10.6	Net Worth. Permit Net Worth for the Company and its Subsidiaries to be less than 80% of Net Worth on January 31, 2005 as of the end of any Fiscal Quarter, such amount to increase each Fiscal Quarter by 50% of positive consolidated net income (without deduction for any losses) earned during such Fiscal Quarter.

3.6	Section 10.10 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

10.10	Dividends. Declare or pay dividends (other than dividends payable solely in shares of stock) of any kind on any shares of capital stock now or hereafter outstanding or make any other distribution of cash or property to its shareholders, or authorize or set aside any funds or other property for any such purpose; provided, however, that subject to the final sentence of this Section 10.10, the Company may pay dividends on its capital stock up to an aggregate amount of $1,500,000 in any Fiscal Year. No dividend may be paid if at the time of making or declaring such dividend and after giving effect thereto any Default or Event of Default exists and no dividend may be paid if a Default or Event of Default has been waived by the Lenders, but not cured by the Company.

3.7	Exhibit A (List of Lenders, Addresses and Commitments) to the Credit Agreement is hereby replaced with Exhibit A to this Amendment.

4.	Representations, Warranties and Covenants of the Company. To induce the Lenders and the Agent to enter into this Amendment, the Company represents, warrants and covenants as follows:

4.1	On the Effective Date, the Company will pay to the Agent, for the account of the Lenders, a non-refundable amendment fee of $31,250 to be shared by the Lenders based on their respective Ratable Portion.

4.2	The execution, delivery and performance by the Company of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action, and require no action by or in respect of, or filing with, any governmental or regulatory body, agency or official. The execution, delivery and performance by the Company of this Amendment do not conflict with, or result in a breach of the terms, conditions or provisions of, constitute a default under, or result in any violation of, and the Company is not now in default under or in violation of, the terms of its organizational documents as in effect on the Effective Date, any applicable law, any rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory agency or instrumentality, or any material agreement or instrument to which it is a party or by which it is bound or to which it is subject.

4.3	This Amendment has been duly executed and delivered on behalf of the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and (ii) general equitable principles (regardless of whether enforcement is sought in equity or at law).

4.4	As of the Effective Date, all of the Company’s covenants, representations and warranties set forth in the Credit Agreement or in the other Loan Documents to which it is a party are, except as specifically modified herein and to the extent they do not expressly relate to an earlier date, true and correct as of the date hereof, and no Potential Default, Default or Event of Default under or within the meaning of the Credit Agreement or the other Loan Documents has occurred and is continuing.

5.	Claims and Release of Claims by the Company. The Company represents and warrants that neither the Company nor any of its Subsidiaries has any claims, counterclaims, setoffs, actions or causes of actions, damages or liabilities of any kind or nature whatsoever whether at law or in equity, in contract or in tort, whether now accrued or hereafter maturing (collectively, “Claims”) against any Lender or the Agent, their respective direct or indirect parent corporations or any direct or indirect affiliates of such parent corporation, or any of the foregoing’s respective directors, officers, employees, agents, attorneys and legal representatives, or the successors or assigns of any of them

(collectively, “Lender Parties”), that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. As an inducement to the Lenders and the Agent to enter into this Amendment, the Company on behalf of itself, its Subsidiaries, and all of their respective successors and assigns, hereby knowingly and voluntarily releases and discharges all Lender Parties from any and all Claims, whether known or unknown, that directly or indirectly arise out of, are based upon, or are in any manner connected with any Prior Related Event. As used herein, the term “Prior Related Event” means any transaction, event, circumstance, action, failure to act, occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted or begun at any time prior to the Effective Date or occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of any of the terms of the Credit Agreement or any documents executed in connection with the Credit Agreement or which was related to or connected in any manner, directly or indirectly, to any of the Loans, Notes, or Letters of Credit.

6.	Conditions. On or prior to the Effective Date, each of the following conditions precedent shall have been satisfied. The Company agrees that any failure by the Company to satisfy each of the following conditions will not in any way affect or impair its obligations or be construed as a waiver by the Agent or the Lenders of, or otherwise affect, any of the Agent’s or the Lenders’ rights under the Credit Agreement or any of the other Loan Documents.

6.1	Proforma Compliance Certificate. The Company shall have delivered to the Agent a certificate demonstrating that, upon giving effect to the acquisition of the assets of NorthStar Print Group, Inc., (1) the Company and its Subsidiaries are in compliance with this Credit Agreement, (2) the pro-forma Leverage Ratio is not greater than 2.75 to 1.00, and (3) the amount available for borrowing under the Revolving Credit Facility is at least $3,500,000.

6.2	Fees and Expenses. The Agent shall have received evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent due and payable on the Effective Date, together with all expenses and reasonable attorneys fees incurred by the Agent or any Lender in connection with the preparation, execution and delivery of this Amendment and the related documents to the extent invoiced as of the Effective Date, plus such additional amounts as shall constitute the Agent’s reasonable estimate of post-closing fees, costs and expenses (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Agent).

6.3	Closing Documents. The Agent shall have received such other documents, instruments, opinions, certificates, or items of information which it may have reasonably required in connection with this Amendment, including without limitation the documents and other items listed on the Closing Memorandum executed in connection with this Amendment.

6.4	Officer’s Certificates. The Agent shall have received a certificate, dated as of the Effective Date, signed by a duly authorized officer of the Company, certifying that

(A) no change has occurred with regard to the Company’s Articles of Incorporation or Regulations since June 30, 2004 (the effective date of the Second Amendment to Credit Agreement), or to the organizational documents of any of the Company’s Subsidiaries since June 30, 2004 or the most recent certification to the Lenders, whichever is later, and (B) each of the representations and warranties made by the Company in this Amendment is true and correct on and as of the Effective Date.

6.5	Proof of Authority. The Agent shall have received copies, certified by the Secretary of the Company to be true and complete on and as of the Effective Date, of records of all action taken by the Company to authorize (i) the execution and delivery of this Amendment; and (ii) the performance of all of the Company’s obligations under this Amendment.

6.6	No Adverse Changes. Since March 31, 2004 (the date of the most recent audited financial statements of the Company delivered to the Agent), no changes shall have occurred in the assets, liabilities, financial condition, business, operations or prospects of the Company or any of its Subsidiaries which, individually or in the aggregate, are materially adverse to the Company or any of its Subsidiaries, and Agent shall have completed, to its reasonable satisfaction, such review of the status of all current and pending legal issues, if any, as the Agent shall deem necessary or appropriate.

6.7	Performance, Etc. The Company shall have duly and properly performed, complied with, and observed each of its covenants, agreements and obligations contained in this Amendment.

6.8	Proceedings and Documents. All company, governmental, and other proceedings in connection with the transactions contemplated by the Credit Agreement, each of the other Loan Documents, and all instruments and documents incidental hereto shall be in form and substance reasonably satisfactory to the Agent and each Lender, and the Agent and each Lender shall have received all such counterpart originals or certified or other copies of all such instruments and documents, in each case executed by all parties thereto, as the Agent shall have reasonably requested, including, without limitation, this Amendment and the other documents listed on the Closing Memorandum.

6.9	Other Information. The Agent shall have received such other information concerning the Company or any of its Subsidiaries and such other agreements, instruments or certificates relating to the Credit Agreement and the Obligations as the Agent or any Lender may reasonably require, including without limitation legal opinions.

7.	General.

7.1	Except as expressly modified herein, the Credit Agreement is and remains in full force and effect.

7.2	Nothing contained herein will be construed as waiving any Default, Potential Default, or Event of Default or will affect or impair any right, power or remedy of any Lender or the Agent under or with respect to the Credit Agreement, any of the other Loan Documents, or any agreement or instrument guaranteeing, securing or otherwise relating to the Credit Agreement.

7.3	Any renewal of, restatement of, replacement of or substitution for the Credit Agreement, any of the Notes, or any of the other Loan Documents will not be deemed to constitute a novation thereof, or to release or otherwise adversely affect any lien, mortgage or security interest securing any of the Obligations or any rights of the Agent or any Lender against any guarantor, surety or other party primarily or secondarily liable for any of the Obligations.

7.4	This Amendment will be binding upon and inure to the benefit of the Company, the Lenders, the Agent, and their respective successors and assigns.

7.5	All representations, warranties and covenants made by the Company herein will survive the execution and delivery of this Amendment.

7.6	This Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

7.7	This Amendment will in all respects be governed and construed in accordance with the laws of the State of Ohio, without regard to conflict of laws principles.

[signature page follows]

Executed as of the Effective Date.

MULTI-COLOR CORPORATION,
as Company

By:	/s/ Dawn H. Bertsche
Dawn H. Bertsche
Vice President-Finance & CFO

LASALLE BANK NATIONAL ASSOCIATION,
on its own behalf as Lender and as Agent

By:	/s/ Shawna Elkus
Print Name:	Shawna Elkus
Title:	Assistant Vice President

PNC BANK, NATIONAL ASSOCIATION,
as Lender

By:	/s/ Kelly S. Wolski
Print Name:	Kelly S. Wolski
Title:	Vice President

KEYBANK NATIONAL ASSOCIATION,
as Lender

By:	/s/ Louis A. Fender
Print Name:	Louis A. Fender
Title:	Senior Vice President

HARRIS TRUST AND SAVINGS BANK,
as Lender

By:	/s/ Thomas A. Batterham
Print Name:	Thomas A. Batterham
Title:	Managing Director

Exhibit A

LIST OF LENDERS, ADDRESSES AND COMMITMENTS

Lenders	Commitment Percentage	Revolving Commitment		Non-Revolving Commitment	Original Term Loan Commitment	Original Bond Letters of Credit	TOTAL
LaSalle Bank National Association 312 Walnut Street Suite 2450 Cincinnati, OH 45202	30.434782700%	$3,043,478.27	*	$13,695,652.21	$2,647,826.10	$2,221,739.14	$21,608,695.66

PNC Bank, National Association 201 East Fifth Street Cincinnati, OH 45202	26.086956500%	$2,608,695.65		$11,739,130.43	$2,269,565.22	$1,904,347.82	$18,521,739.12

KeyBank National Association 525 Vine Street Cincinnati, OH 45202	21.739130400%	$2,173,913.04		$9,782,608.68	$1,891,304.34	$1,586,956.52	$15,434,782.61

Harris Trust and Savings Bank 111 West Monroe St. Chicago, IL 60690	21.739130400%	$2,173,913.04		$9,782,608.68	$1,891,304.34	$1,586,956.52	$15,434,782.61

TOTAL:	100%	$10,000,000		$45,000,000	$8,700,000	$7,300,000	$71,000,000

*	Includes Swingline Commitment amount of $2,000,000.